STEN Corporation Extends Warrant Expiration to September 30, 2008

MINNEAPOLIS, MAY 13, 2005 /PRNewswire-FirstCall/ -- STEN Corporation (Nasdaq: STEN), a Minneapolis-based diversified business, formerly known as Sterion Incorporated, today announced that its board of directors has approved an extension expiration date for its outstanding common stock purchase warrants from September 30. 2005 to September 30, 2008 at 5:00 p.m. Minneapolis time.  All other terms of the stock purchase warrants remain unchanged. There are approximately 370,000 warrants to purchase common shares at $4.00 per share outstanding.

STEN Corporation, headquartered in Minnesota, is a diversified business. Through its LifeSafe Services subsidiary, the Company provides business customers emergency oxygen equipment and related emergency-preparedness products and services. The Company also operates a chain of fast-food, drive-through restaurants under the Burger Time name. In addition, the Company also provides contract manufacturing services for surgical instrument sterilization container systems.

STEN Corporation common stock is traded on the Nasdaq SmallCap Market under the symbol STEN. More information about STEN Corporation is available at the Company's website: www.stencorporation.com. Except for historical information contained herein, the disclosures in this news release are forward-looking statements that could be affected by certain risks and uncertainties, and actual results may differ materially, depending on a variety of factors. These risks are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any of the forward-looking statements after the date of this release.

Source:  STEN Corporation

STEN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2005	2004	2005	2004

Sales, net	$ 2,863,920	$ 808,240	$ 5,297,111	$ 1,543,611

Cost of goods sold	2,311,637	392,774	4,293,830	989,030
Gross profit	552,283	415,466	1,003,281	554,581

Selling, general and administrative expenses	503,340	306,867	932,809	458,573
Income from operations	48,943	108,599	70,472	96,008

Other income (expense)
Interest expense	(4,954)	(16,247)	(25,131)	(21,955)
Other income	13,864	0	13,864	0
Total other income (expense)	8,910	(16,247)	(11,267)	(21,955)

Income from continuing operations before income taxes	57,853	92,352	59,205	74,053

Provision for income taxes (benefit)	21,500	32,322	22,007	25,918

Net income from continuing operations	36,353	60,030	37,198	48,135

Income from discontinued operations (including a gain on disposal of $1,604,258	0	(90,946)	1,425,160	(98,625)

Provision for income taxes from discontinued operations	0	(32,322)	587,774	(34,917)

Net income (loss) from discontinued operations	0	(58,624)	837,386	(63,708)

Net income (loss)	$ 36,353	$ 1,406	$ 874,584	$ (15,573)

Net income (loss) per share from operations
Basic	$.02	$.03	$.02	$.03
Diluted	$.02	$.03	$.02	$.03

Net income (loss) per share from discontinuing operations
Basic	$.00	$(.03)	$.49	$(.04)
Diluted	$.00	$(.03)	$.45	$(.04)

Net income (loss) per share
Basic	$.02	$.00	$.51	$(.01)
Diluted	$.02	$.00	$.47	$(.01)

Weighted average common and common equivalent shares outstanding
Basic	1,726,598	1,738,618	1,726,826	1,738,527
Diluted	1,839,739	1,879,806	1,851,627	1,738,527

STEN CORPORATION AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

ASSETS

	March 31, 2005 (unaudited)	September 30, 2004 (audited)
CURRENT ASSETS
Cash and cash equivalents	$277,174	$431,942
Other current assets	2,847,347	5,563,795
Total Current Assets	3,124,521	5,995,737
PROPERTY AND EQUIPMENT, NET	5,474,969	5,870,733
OTHER ASSETS
Asset held for sale	722,857	0
Other Assets	1,786,790	2,597,475
Total Other Assets	2,509,647	2,597,475
TOTAL ASSETS	$11,109,137	$14,463,945

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	$2,853,013	$4,145,298
LONG-TERM LIABILITIES	1,042,057	3,902,063
TOTAL LIABILITIES	3,895,070	8,047,361
TOTAL STOCKHOLDERS’ EQUITY	7,214,067	6,416,584
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,109,137	$14,463,945
NET BOOK VALUE PER SHARE	$4.17	$3.69